SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Amendment No. _________________
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[X] Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL FUNDS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]		No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

		1)	Title of each class of securities to which transaction applies:

		2)	Aggregate number of securities to which transaction applies:

		3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

		4)	Proposed maximum aggregate value of transaction:

		5)	Total fee paid:

[ ]		Fee paid previously with preliminary materials.

[ ]		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

		1)	Amount Previously Paid:

		2)	Form, Schedule or Registration Statement No.:

		3)	Filing Party:

		4)	Date Filed:

Principal Fund Complex Wide
Outbound Script
Meeting Date: April 4, 2012
Toll Free # 1-855-600-4535

Greeting:

Hello. My name is ______. May I please speak with ________?
I’m calling on a recorded line regarding your current investment in the Principal
Funds. The fund sent you proxy materials for the Special Meeting of
Shareholders to be held on April 4, 2012, to register your vote. We are calling to ask if you would like to vote regarding the proposals. The Board of Directors of
Principal Funds has recommended you vote yes on the proposals.

Would you like to vote along with the recommendations of your Board?

If yes:

The process will only take a few moments. Again, my name is
______ , a proxy voting specialist on behalf of Principal Funds.
Today’s date is ______ and the time is ______ Eastern Time.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?

If yes: proceed with voting process

If no: identify with the shareholder which fund(s) she/he is authorized to vote and proceed with voting process

Multiple Accounts Held: Would you like to vote along with the recommendations of your Board for all accounts that you hold?

For “Favorable” Vote:

Mr./Ms. ____________ , I have recorded your vote as follows: For all shares, you are voting in accordance with the Board’s recommendation with respect to the proposals as set forth in the proxy materials you received.

For “Non-Favorable” Vote:

Mr./Ms. ____________, I have recorded your vote as follows. For all shares, you are voting against the proposals as set forth in the proxy materials you received.

Principal Fund Complex Wide
Outbound Script
Meeting Date: April 4, 2012
Toll Free # 1-855-600-4535

For Abstentions:

Mr./Ms. ____________ I have recorded your vote as follows. For all shares, you are abstaining on the proposals as set forth in the proxy materials you received.

You will receive a printed confirmation at the address of record. Please review your confirmation when you receive it and call 1-855-600-4535 if your voting instructions are not correctly reflected in your confirmation. Do you have any additional questions at this time? Thank you for your time. Have a nice day/evening.

If materials are needed or unsure of voting:

Would you like to vote on the applicable proposal for each of your accounts separately?

I can resend the materials to you. Do you have an email address this information can be sent to?

If yes: Type the email address in the notes and then read it back phonetically to the shareholder.

If no: Continue with standard scripts

I would like to mail you another set of proxy materials. Do you still live at
(address)? (Verify entire address, including street name, number, town, state &
zip)

You should receive your materials within 2 to 3 business days. I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call 1-855-600-4535. Our hours of operation are from
9 to 6pm Central Time, Monday through Friday and 10am to 6pm on Saturday.
Thank you for your time. Have a nice day/evening.

Principal Fund Complex Wide
Outbound Script
Meeting Date: April 4, 2012
Toll Free # 1-855-600-4535

If shares were sold after (record date):

I understand, Mr./Ms.__________. However, you were a shareholder on the record date of January 6, 2012, and therefore you are still entitled to vote the shares. Would you have any objections to voting the shares now?

If not interested:

I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call 1-855-600-4535. Our hours of operation are from
9am to 6pm Central Time, Monday through Friday and 10am to 6pm on Saturday. Thank you for your time. Have a nice day/evening.

Answering Machine Message:

Hello, my name is ____________________, and I am a proxy voting specialist for the
Principal Funds. You should have received proxy material in the mail concerning the
Special Meeting of Shareholders to be held on April 4, 2012.

Your participation is very important. To vote over the telephone, call toll-free at 1-855-
600-4535 and a proxy voting specialist will assist you with voting your shares.
Specialists are available Monday through Friday, 9AM to 6PM and Saturday 10AM to 6
PM Central Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.

Automated Answering Machine Message:

Hello, we are calling with an important message on behalf of Principal Funds. You should have received proxy material in the mail concerning the Special Meeting of
Shareholders to be held on April 4, 2012.

Your participation is very important. To vote over the telephone, call toll-free at 1-855-
600-4535 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9AM to 6PM and Saturday 10AM to 6PM Central
Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.